                                  Exhibit 2.1
                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of February 14, 2001 (the "Agreement"), by and between Waddell and Reed Financial, Inc., a Delaware corporation (the "Company"), and WDR Sub, Inc., a Delaware corporation wholly-owned by the Company ("Sub").

                                  WITNESSETH:

    WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders for the Company to enter into this Agreement and to effect the merger of Sub with and into the Company, with the Company as the surviving corporation (the "Merger"), pursuant to the terms and conditions set out in this Agreement, and to recommend and submit this Agreement for approval by the Company's stockholders;

    WHEREAS, the Board of Directors of Sub has unanimously approved this Agreement and deems the execution of this Agreement and the consummation of the Merger to be in the best interests of its stockholder;

    WHEREAS, as of the date of this Agreement, the authorized and outstanding capital stock of the Company is as follows: (1) 250,000,000 shares of common stock, par value $.01 per share (the "Company Common Stock), consisting of 150,000,000 shares designated Class A Common Stock (the "Class A Common Stock"), of which 43,383,361 shares are issued and outstanding, and 100,000,000 shares designated Class B Common Stock (the "Class B Common Stock"), of which 40,139,617 shares are issued and outstanding; and (2) 5,000,000 shares of preferred stock, par value $1.00 per share, of which 750,000 shares are designated Series A Junior Participating Preferred Stock, none of which are issued or outstanding.

    WHEREAS, the authorized and outstanding capital stock of Sub consists of 100 shares of common stock, par value $.01 per share (the "Sub Common Stock"), all of which are issued and outstanding and owned by the Company;

    WHEREAS, the Company and Sub are entering into this Agreement to set forth the terms and conditions of the Merger.

    NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereto agree as follows:

1.  MERGER

    1.1 THE MERGER. At the Effective Time (as defined in Section 1.3 below), Sub shall be merged with and into the Company under the terms of this Agreement and in accordance with the provisions of the Delaware General Corporation Law ("Delaware Law"), and the separate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

    1.2  EFFECTS OF THE MERGER.

        a. GENERALLY. The Merger shall have the effects as provided by Delaware Law and other applicable law.

        b. CERTIFICATE OF INCORPORATION AND BYLAWS. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, except that the certificate of incorporation shall, as a result of the Merger, be amended and restated as set forth in the form amended and restated certificate of incorporation attached to this Agreement as EXHIBIT A (the "Charter"). The bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, except that the bylaws shall, as a result of the Merger, be amended and restated as set forth in the form amended and restated bylaws attached to this Agreement as EXHIBIT B (the "Bylaws").

        c. BOARD OF DIRECTORS; OFFICERS. At the Effective Time, the Board of Directors of the Surviving Corporation shall be identical to the Board of Directors of the Company and the officers of the Surviving Corporation shall be identical to the officers of the Company, in each case until their respective successors have been duly elected or appointed and qualified and subject to the Charter and Bylaws.

    1.3. EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 3 of this Agreement, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as is permissible in accordance with Delaware Law and as the Company and Sub shall agree and as specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

2.  CONVERSION OF STOCK; TERMINATION OF CONVERTIBLE SECURITIES

    2.1 CONVERSION OF CLASS A COMMON STOCK. At the Effective Time, each share of issued Class A Common Stock, along with the right (a "Right") attached to such share pursuant to that certain Rights Agreement, dated as of April 28, 1999, between the Company and First Chicago Trust Company of New York, a New York trust company (the "Rights Agent"), as amended by that certain First Amendment to Rights Agreement, dated as of February 14, 2001, between the Company and the Rights Agent (the "Rights Agreement"), shall, by virtue of the Merger and without any action on the part of the holder thereof, remain one fully paid and validly issued, non-assessable share of Class A Common Stock of the Surviving Corporation and shall retain the Right attached to such share pursuant to the Rights Agreement.

    2.2 CONVERSION OF CLASS B COMMON STOCK. At the Effective Time, each issued share of Class B Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, become and be converted into one fully paid and validly issued, non-assessable share of Class A Common Stock (a "Converted Share"). Simultaneously, upon the conversion of each share of Class B Common Stock into a Converted Share, the Right attached to such share of Class B Common Stock under the Rights Agreement shall be cancelled, and a new Right shall be issued for each Converted Share in accordance with Section 3(c) of the Rights Agreement (except that the legend referred to therein shall only be required to be borne by a new certificate issued for such Converted Share).

    2.3 CANCELLATION OF SUB COMMON STOCK. At the Effective Time, each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and extinguished without any payment or other consideration made with respect thereto.

    2.4  EXCHANGE OF CERTIFICATES.

        a. Prior to the Effective Time, the Company shall appoint an exchange agent (the "Exchange Agent"), which may be the Company's stock transfer agent, to act as the Company's agent for the issuance of Class A Common Stock to holders of Class B Common Stock in the Merger.

        b. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Class B Common Stock, a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to such certificates will pass, only upon proper delivery of such certificates to the Exchange Agent and shall be in such form and have such other provisions as the Exchange Agent may reasonable specify), and instructions for use in effecting the surrender of the certificates representing such shares of Class B Common Stock, in exchange for the shares of Class A Common Stock payable as a result of the Merger. Upon surrender to the Exchange Agent of a certificate or certificates formerly representing shares of Class B Common Stock and acceptance thereof by the Exchange Agent, the holder thereof shall be entitled to receive either a certificate or certificates representing the shares of Class A Common into which such shares of Class B Common Stock, formerly represented by such surrendered certificate or certificates, shall have been converted at the Effective Time pursuant to the Merger. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Class B Common Stock and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of certificates representing shares of Class A Common Stock allocable to the shares of Class B Common Stock represented by such certificate or certificates. If any certificate representing shares of Class A Common Stock is to be issued to a name other than that in which the certificate for the Class B Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Company, or its transfer agent, any transfer or other taxes required by reason of the issuance of certificates in, or payment of cash to, a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable.

        c.  After the Effective Time and until surrendered as set forth in this
    Section 2.4, certificates theretofore representing shares of Class B Common Stock shall be deemed for all purposes as evidencing ownership of the number of shares of Class A Common Stock into which such shares shall have been converted by virtue of the Merger and the Rights attaching thereto pursuant to the Rights Agreement (as described in Section 2.2 of this Agreement).

        d. The Company and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Class B Common Stock such amounts as the Company or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law applicable to the making of such payment. To the extent that amounts are so withheld by the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of the shares of Class B Common Stock in respect of which such deduction and withholding was made by the Company or the Exchange Agent.

        e. No party to this Agreement shall be liable to any person or entity in respect of any shares or amounts paid or delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        f. In the event any certificate or certificates formerly representing shares of Class B Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate or certificates to be lost, stolen or destroyed, and if required by the Surviving Corporation and the Exchange Agent, the posting by such person of a bond in such amount as the Surviving Corporation may reasonably require as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the consideration deliverable in respect thereof as determined in accordance with this Article 2.

3.  CONDITIONS.

    The obligations of the parties hereto to consummate the Merger are subject to the satisfaction of each of the following conditions:

    3.1 STOCKHOLDER APPROVAL. This Agreement and the Merger contemplated hereby shall have been duly approved by a majority of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as one class and by a majority of the outstanding shares of Class B Common Stock voting as a separate Class. In addition, this Agreement and the Merger shall have been duly approved and adopted by the Company, as the sole holder of Sub Common Stock.

    3.2 NO INJUNCTION OR PROCEEDING. No preliminary or permanent injunction, temporary restraining order or other decree of a court, legislature or other agency or instrumentality of federal, state or local government (a "Governmental Entity") shall be in effect, no statute, rule or regulation shall have been enacted by a Governmental Entity and no action, suit or proceeding by any Governmental Entity shall have been instituted or threatened, which prohibits or materially challenges the consummation of the Merger.

    3.3 OTHER APPROVALS. All other filings, consents and approvals and the satisfaction of all other requirements that are necessary, in the opinion of the Company, for the consummation of the Merger and other transactions contemplated by this Agreement shall have been obtained.

    3.4 APPROVAL OF NYSE. The New York Stock Exchange shall have approved the listing of the additional shares of Class A Common Stock issuable pursuant to
Section 2.2 of this Agreement.

4.  TERMINATION; AMENDMENT

    4.1 TERMINATION OF AGREEMENT. This Agreement may be terminated by the Company at any time before the Effective Time if for any reason consummation of the Merger is inadvisable in the sole discretion of its Board of Directors. Such termination shall be effected by written notice by the Company to Sub. Upon the giving of such notice, this Agreement shall be terminated and there shall be no liability hereunder or on account of such termination on the part of the Company or Sub or the directors, officers, employees, agents or stockholders of any of them.

    4.2 AMENDMENT. This Agreement may be amended or modified at any time by mutual written agreement of the parties (a) in any respect prior to the approval hereof by the stockholders of the Company entitled to vote hereon, and (b) in any respect subsequent to such approval, provided that any such amendment or modification subsequent to such approval shall not (i) change the method of converting shares of Class B Common Stock into shares of Class A Common Stock,
(ii) alter or change any provision of the Charter or Bylaws of the Surviving Corporation that would require the approval of stockholders, or (iii) otherwise materially adversely affect the stockholders of the Company.

5.  MISCELLANEOUS

    5.1 SUCCESSORS. This Agreement shall be binding on the successors of the Company and Sub.

    5.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts.

    5.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

    5.4 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended to confer upon any person or entity not a party to this Agreement any rights or remedies under or by reason of this Agreement.

    IN WITNESS WHEREOF, the Boards of Directors of the parties hereto have approved this Agreement and the duly authorized officers of each have executed this Agreement on their behalf as of the date first above written.

                                                       WADDELL & REED FINANCIAL, INC.

                                                       By:  /s/ KEITH A. TUCKER
                                                            -----------------------------------------
                                                            Name: Keith A. Tucker
                                                            Title: Chairman of the Board and CEO

                                                       WDR SUB, INC.

                                                       By:  /s/ ROBERT L. HECHLER
                                                            -----------------------------------------
                                                            Name: Robert L. Hechler
                                                            Title: President

                                   EXHIBIT A
                                    FORM OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         WADDELL & REED FINANCIAL, INC.

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         WADDELL & REED FINANCIAL, INC.

    Waddell & Reed Financial, Inc., a corporation incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 24, 1981, under the name of LIBFIN Company desiring to amend and restate its Certificate of Incorporation, does hereby certify as follows:

    1. Said Certificate of Incorporation is hereby amended and restated so as to read as follows:

    FIRST: NAME.

    The name of the corporation (which is hereinafter referred to as the "CORPORATION") is:

                         WADDELL & REED FINANCIAL, INC.

    SECOND: REGISTERED OFFICE AND AGENT.

    The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, in the County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

    THIRD: PURPOSE.

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

    FOURTH: CAPITAL STOCK.

    4.1 AUTHORIZED SHARES. The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be two hundred fifty-five million (255,000,000), of which two hundred fifty million (250,000,000) shares are to be Class A Common Stock, having a par value of one cent ($0.01) each; and five million (5,000,000) shares are to be Preferred Stock, having a par value of one dollar ($1.00) each.

    4.2  COMMON STOCK.

        4.2.1 As used herein, the term "COMMON STOCK" means the Class A Common Stock.

        4.2.2 The holder of each outstanding share of Common Stock shall be entitled to one vote in person or by proxy for each share on all matters upon which the stockholders of the Corporation are entitled to vote.

        4.2.3 Authority is hereby expressly granted to the Board of Directors or any duly authorized committee thereof from time to time to issue any authorized but unissued shares of Common Stock for such consideration and on such terms as it may determine.

        4.2.4 At any meeting of stockholders, the presence in person or by proxy of the holders of shares entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of stock of the Corporation entitled to vote on every matter that is to be voted on at such meeting shall constitute a quorum.

        4.2.5 At every meeting of stockholders, (i) in all matters other than the election of directors, a majority of the votes which could be cast at such meeting upon a given question and (ii) in the case of the election of directors, a plurality of the votes which could be cast at such meeting upon such election, by such holders who are present in person or by proxy, shall be necessary, in addition to any vote or other action that may be expressly required by the provisions of this Certificate of Incorporation, the Bylaws of the Corporation, or by the law of the State of Delaware, to decide such question or election, and shall decide such question or election if no such additional vote or other action is so required.

        4.2.6 Subject to the rights of any holders of Preferred Stock to elect directors as provided in this Certificate of Incorporation, stockholder action can be taken only at an annual or special meeting of stockholders and stockholder action may not be taken by written consent in lieu of a meeting.

    4.3  PREFERRED STOCK.

        4.3.1 Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock, for such consideration and on such terms as it may determine, as Preferred Stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, powers and relative participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof. Such authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of the following:

       (a) the distinctive designation of, and the number of shares comprising, such series, which number may be (except where otherwise provided by the Board of Directors in creating such series) increased or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

       (b) the dividend rate or amount for such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, from which date or dates for such series;

       (c) whether or not the shares of such series shall be subject to redemption by the Corporation and the times, prices, and other terms and conditions of such redemption;

       (d) whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

       (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of stock of the Corporation and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

       (f) whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

       (g) the rights of the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation or upon any distribution of its assets; and

       (h) any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law and not inconsistent with the provisions hereof.

        4.3.2 All shares of any one series of Preferred Stock shall be identical in all respects except as to the dates from which dividends thereon may be cumulative. All series of the Preferred Stock shall rank equally and be identical in all respects except as otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock.

        4.3.3 Except as otherwise required by law, Section 4.3.4 hereof, or provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the holders of Common Stock shall have the exclusive power to vote; and the holders of Preferred Stock shall have no voting power whatsoever. Except as otherwise provided in such a resolution or resolutions or in Section 4.3.4 hereof, the number of authorized shares of the Preferred Stock may be increased or decreased by the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote.

        4.3.4 DESIGNATION OF THE RIGHTS AND PREFERENCES OF THE SERIES A JUNIOR PARTICIPATING PREFERRED STOCK. 750,000 shares of the authorized Preferred Stock are hereby designated Series A Junior Participating Preferred Stock ("Series A Junior Participating Preferred Stock"). The rights and preferences of the Series A Junior Participating Preferred Stock are as follows:

       (a) DIVIDENDS.

           (1) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or
               (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after April 28, 1999 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (2) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph 4.3.4(a)(1) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

           (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first

               Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

       (b) VOTING RIGHTS. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

           (1) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (2) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

           (3) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six
               (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two
               (2) directors.

           (4) During any default period, the voting right described in section 4.3.4(b)(3) of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to section 4.3.4(b)(5) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two
               (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or PARI PASSU with the Series A Junior Participating Preferred Stock.

           (5) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this section 4.3.4(b)(5) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this section 4.3.4(b)(5), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

           (6) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Section 4.3.4(b)(4)) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Section 4.3.4(b) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

           (7) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and
               (z) the number
               of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of section 4.3.4(b)(4) (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

           (8) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

       (c) CERTAIN RESTRICTIONS.

           (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 4.3.4(a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

           (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section (1) of this 4.3.4(c), purchase or otherwise acquire such shares at such time and in such manner.

       (d) REACQUIRED SHARES. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

       (e) LIQUIDATION, DISSOLUTION OR WINDING UP.

           (1) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $100 per share of Series A Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

           (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

           (3) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       (f) CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       (g) NO REDEMPTION. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

       (h) RANKING. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

       (i) AMENDMENT. At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, the Amended and Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

       (j) FRACTIONAL SHARES. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

    4.4 DIVIDENDS. Whenever dividends upon the Preferred Stock are at the time outstanding and the dividend preference to which such stock is entitled shall have been paid in full or declared and set apart for payment for all past dividend periods, and after the provisions for any sinking or purchase fund or funds for any series of Preferred Stock shall have been complied with, the Board of Directors may declare and pay dividends on the Common Stock, payable in cash, stock or otherwise; and the holders of shares of Preferred Stock shall not be entitled to share therein, subject to the provisions of Section 4.3.4 hereof and the provisions of the resolution or resolutions creating any series of Preferred Stock.

    4.5 LIQUIDATION. In the event of any liquidation, dissolution, or winding up of the Corporation or upon the distribution of the assets of the Corporation remaining, after the payment to the holders of the Preferred Stock of the full preferential amounts to which they shall be entitled as provided in the resolution or resolutions creating any series thereof, the remaining assets of the Corporation shall be divided and distributed among the holders of the Common Stock ratably, except as may otherwise be provided in any such resolution or resolutions. Neither the merger or consolidation of the Corporation with another corporation nor the sale or lease of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution, or winding up of the Corporation or a distribution of its assets.

    4.6 AMENDMENT OF CERTIFICATE OF INCORPORATION. Except as otherwise provided by law or by this Certificate of Incorporation, and subject to any rights of the holders of Preferred Stock, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of the shares of the Common Stock entitled to vote.

    FIFTH: DIRECTORS.

    5.1 STAGGERED BOARD. The Board of Directors shall consist of not less than seven nor more than 15 persons. Subject to any rights of holders of Preferred Stock to elect directors under specified circumstances, the exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. Each class shall consist initially of four Class I directors, four Class II directors and two Class III directors. Class I directors shall be elected initially for a one-year term, Class II directors initially for a two-year term and Class III directors initially for a three-year term. At each succeeding annual meeting of stockholders beginning in 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires or until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the Board of Directors then in office, even if less than a quorum or a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Fifth unless expressly provided by such terms.

    5.2 ELECTION. No holder of Common Stock shall have the right to exercise cumulative voting rights. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

    5.3 REMOVAL. Subject to the rights of holders of Preferred Stock to elect directors under specified circumstances, directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

    SIXTH: BYLAWS.

    The Board of Directors is expressly authorized and empowered to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaws made by the Board of Directors.

    SEVENTH: PREEMPTIVE RIGHTS.

    No holder of Preferred Stock or Common Stock of the Corporation shall have any preemptive right as such holder (other than such right, if any, as the Board of Directors in its discretion may by resolution determine pursuant to this Article Seventh) to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants or any instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, securities, warrants or other instruments are now, or shall hereafter be, authorized, unissued or issued and thereafter acquired by the Corporation.

    EIGHTH:

    8.1  ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS.

    The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for paying a dividend or approving a stock repurchase in violation of Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 8.1 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

    8.2  INDEMNIFICATION AND INSURANCE.

        8.2.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "PROCEEDING"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director or officer of another company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 8.2.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The

    Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        8.2.2 RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 8.2.1 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        8.2.3 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        8.2.4 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    2. This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242, of the General Corporation Law of the State of Delaware and has been duly adopted in accordance with the provisions of the Certificate of Incorporation of the Corporation heretofore amended.

    3. This Amended and Restated Certificate of Incorporation shall become effective at the time it is filed in the office of the Secretary of State of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this instrument to be signed in its name by its Chairman and attested by its Secretary.

                                                       WADDELL & REED FINANCIAL, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name: Keith A. Tucker
                                                            Title: Chairman of the Board and
                                                            Chief Executive Officer

ATTESTED:

     -----------------------------------------
     Name: Daniel C. Schulte
     Title: General Counsel and Secretary
By:

                                   EXHIBIT B
                                    FORM OF
                              AMENDED AND RESTATED
                                   BYLAWS OF
                        WADDELL AND REED FINANCIAL, INC.

                          AMENDED AND RESTATED BYLAWS
                                       OF
                         WADDELL & REED FINANCIAL, INC.
                         EFFECTIVE AS OF APRIL  , 2001

                               ARTICLE I. OFFICES

    Section 1.  REGISTERED OFFICE:

    The registered office shall be established and maintained at the office of the Corporation Trust Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of this corporation in charge thereof.

    Section 2.  OTHER OFFICES:

    The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require. The principal place of business of the Corporation shall be in Overland Park, Kansas.

                      ARTICLE II. MEETINGS OF STOCKHOLDERS

    Section 1.  STOCKHOLDER ACTION:

    Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Subject to rights of holders of Preferred Stock to elect additional directors under specified circumstances, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or the Chairman of the Board, upon not less than ten nor more than sixty days' written notice.

    Section 2.  ANNUAL MEETINGS:

    Annual meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the principal executive offices of the Corporation in Kansas on the last Wednesday of April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect members of a class of the Board of Directors, and they may transact such other corporate business as may properly come before the meeting. If the presiding officer at an annual meeting determines that business was not properly brought before the annual meeting, the presiding officer shall declare to the meeting that such business was not properly brought before the meeting and such business shall not be transacted.

    Section 3.  VOTING AND PROXIES:

    In accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws each holder of Class A Common Stock shall be entitled to one vote, in person or by proxy, per share. No proxy shall be voted after eleven months from its date unless such proxy provides for a longer period. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Voting at meetings of stockholders need not be by written ballot unless such is demanded at the meeting before voting begins by any stockholder. If a vote is taken by written ballot, then each such ballot shall state the name of the stockholder or proxy voting and such other information as the chairperson of the meeting deems appropriate, and if authorized by the Board of Directors, the ballot may be submitted by electronic transmission in the manner provided by law. All elections for directors shall be decided by a plurality of votes cast; all other questions shall be decided by a majority of votes cast, except as otherwise provided by these Bylaws, the Certificate of Incorporation or the laws of the State of Delaware.

    A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or during the ordinary business hours at the principal place of business of the Corporation. If the meeting is held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

    Section 4.  QUORUM:

    A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of stockholders. In determining whether a quorum is present treasury shares shall not be counted. If less than a majority of the outstanding shares are represented, a majority of the shares so represented may adjourn the meeting from time to time without further notice, but until a quorum is secured no other business may be transacted. The stockholders present at a duly organized meeting may continue to transact business until an adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

    Section 5.  NOTICE OF MEETINGS:

    Notice, stating the place, if any, date and time of the special or annual meeting, and the general nature of the business to be considered, shall be given in writing or by electronic transmission in the manner provided by law (including, without limitation, as set forth in Article VI, Section 11 of these Bylaws) to each stockholder entitled to vote thereat at such stockholder's address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business shall be transacted at any special meeting other than that stated in the notice of such special meeting. No business shall be transacted at any annual meeting other than that stated in the notice of such annual meeting or brought before the annual meeting by or at the direction of the Board. A stockholder proposal of business to be considered at an annual meeting will be included in the notice of such annual meeting and considered by the stockholders thereat if: (a) such proposal is delivered, in writing, to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 120 days in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, delivery of such proposal by the stockholder, to be timely, must be so delivered not earlier than the close of business on the later of: (i) the 120th day prior to such meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made, (b) such proposal is a proper matter for stockholder action and (c) the stockholder complies with all requirements of applicable law, including without limitation, the Securities and Exchange Act of 1934, as amended.

                             ARTICLE III. DIRECTORS

    Section 1.  NUMBER, ELECTION AND TERMS:

    The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than seven nor more than 15 persons. Subject to any rights of holders of Preferred Stock to elect directors under specified circumstances, the exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial Board of Directors elected following the filing of this Certificate of Incorporation shall consist of four Class I directors, four Class II directors and two
Class III directors. Class I directors shall be elected initially for a one-year term, Class II directors initially for a two-year term and Class III directors initially for a three-year term. At each succeeding annual meeting of stockholders beginning in 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Directors need not be stockholders.

    Section 2.  RESIGNATIONS:

    Any director, member of a committee or other officer may resign at any time upon notice given in writing or by electronic transmission, and such resignation shall take effect at the time of its receipt by the Chief Executive Officer or Secretary or at such other time as may be specified therein. The acceptance of a resignation shall not be necessary to make it effective.

    Section 3.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES:

    Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless the Board of Directors otherwise determine, be filled by a majority vote of the directors then in office even if less than a quorum remain on the Board of Directors, or if all of the directors shall have been removed, by stockholders with a majority of the outstanding shares of stock, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    If the office of any member of a committee or other officer becomes vacant, the directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

    Subject to the rights of holders of Preferred Stock to elect directors under specified circumstances, directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the then outstanding shares of stock entitled to vote generally in the election of directors.

    If the holders of any series of Preferred Stock then outstanding are entitled to elect one or more directors, these provisions shall not apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that series and the rights of the holders of such shares shall be as set out in the Certificate of Designations, Preferences and Rights for such shares.

    Section 4.  POWERS:

    The Board of Directors shall exercise all the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation or by these Bylaws conferred upon or reserved to the stockholders.

    Section 5.  ELECTION OF COMMITTEE MEMBERS:

    At each annual meeting or at any regular meeting of the Board of Directors, the directors may, by resolution or resolutions passed by a majority of the whole Board, designate directors to serve as members of the executive committee, the compensation committee, the finance committee, the nominating committee, and the audit committee until the next annual meeting of the Board of Directors or until their successors shall be duly elected and qualified or their earlier resignation or removal. At any regular or special meeting of the Board of Directors, the directors may elect additional advisors for these committees. Such advisors may or may not be members of the Board of Directors and shall serve until the next annual meeting of the Board of Directors or for the period of time designated by the Board. The Board of Directors may from time to time provide for such other committees as may be deemed necessary and assign to such committees such authority and duties as are appropriate and allowed by Delaware law.

    Section 6.  MEETINGS:

    The directors may hold their annual meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by resolution of the directors.

    Annual meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

    Special meetings of the Board of Directors may be called by the Chief Executive Officer at any time or by the Secretary on the written request of any two directors upon at least twelve hours personal notice to each director. Notice of the time, date and place of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting. Such special meetings shall be held at such place or places as may be determined by the Chief Executive Officer or the directors calling the meeting, and shall be stated in the notice of the call of the meeting.

    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

    Section 7.  QUORUM:

    A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

    Section 8.  COMPENSATION:

    Directors shall not receive any stated salary for their services as directors or as members of committees, except that by resolution of the Board of Directors, retainer fees, meeting fees, expenses of attendance at meetings and other benefits and payments may be authorized. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefore.

    Section 9.  ACTION WITHOUT MEETING:

    Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, respectively. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

    Section 10.  AMENDMENT, REPEAL AND ADOPTION:

    Notwithstanding anything contained in these Bylaws to the contrary the shareholders may only amend or repeal, or adopt any provision inconsistent with this Article III, with the affirmative vote of the holders of at least 80% of the shares of the Corporation entitled to vote generally in the election of directors.

                        ARTICLE IV. STANDING COMMITTEES

    Section 1.  EXECUTIVE COMMITTEE:

    The executive committee of the Board of Directors shall consist of the Chairman of the Board, the president, and not less than three nor more than eight members elected by the directors from their own number. The chairman of this committee shall be appointed by the Chairman of the Board. The executive committee in the interim between meetings of the Board of Directors shall exercise all of the powers of the Board of Directors.

    Section 2.  COMPENSATION COMMITTEE:

    The compensation committee shall consist of not less than two nor more than eight members. The chairman of this committee shall be appointed by the Chairman of the Board. The compensation committee shall prescribe the compensation of all officers having an annual compensation of one hundred fifty thousand dollars ($150,000) or more and administer all of the Corporations benefit and stock option plans. The compensation of all other officers shall be determined by the Chief Executive Officer.

    Section 3.  AUDIT COMMITTEE:

    The audit committee shall consist of not less than three nor more than eight members elected by the directors from among their own number; provided, however, that a majority of the members of the committee shall be outside directors. The chairman of this committee shall be elected by the full Board of Directors, or if the chairman is not so elected by the full Board of Directors or if the chairman elected by the full Board of Directors is not present at a particular meeting, the members of the audit committee may designate a chairman by majority vote of the committee membership in attendance. The audit committee shall recommend to the Board the firm to be employed by the Corporation as its external auditor; shall consult with the persons chosen to be the external auditors with regard to the plan of audit; shall review the fees of the external auditors for audit and non-audit services; shall review, in consultation with the external auditors, their report of audit, or proposed report of audit, and the accompanying management letter, if any; shall review with management and the external auditor before publication or issuance, the annual financial statements, and any annual reports to be filed with the Securities and Exchange Commission; shall consult with the external auditors (periodically, as appropriate, out of the presence of management) with regard to the adequacy of the internal auditing and general accounting functions of the Corporation; shall consult with the internal auditors (periodically, as appropriate, out of the presence of management) with regard to cooperation of corporate divisions with the internal auditing and accounting departments and the adequacy of corporate systems of accounting and controls; shall serve as a communications liaison between the Board of Directors, the external auditors, and the internal auditors; and shall perform such other duties not inconsistent with the spirit and purpose of the committee as are delegated to it by the Board of Directors.

    Section 4.  FINANCE COMMITTEE:

    The Board of Directors may elect from its membership a finance committee of not less than three nor more than eight members elected by the directors from among their own number. The chairman of this committee shall be appointed by the Chairman of the Board. The finance committee shall have special charge and control of all financial affairs of the Company. The principal functions and responsibilities of the finance committee are to: review and approve investment and loan policies; review and approve asset-liability management policies; monitor corporate financial results; recommend corporate financial actions, including dividends and capital financing. The finance committee shall make recommendations to the Board of Directors with respect to the terms and provisions of any issue of securities of the Company, including equity and debt securities, and shall serve as the pricing committee in connection with any such financing and shall authorize the execution of such underwriting agreements as may be necessary or desirable to effectuate such issue.

    Section 5.  NOMINATING COMMITTEE:

    The nominating committee shall consist of all non-employee (outside) directors of the Company. The chairman of this committee shall be appointed by the Chairman of the Board. The nominating committee shall meet periodically to review the qualifications of potential Board candidates from whatever source received; shall report its findings to the Board and propose nominations for Board membership for approval by the Board and for submission to stockholders for approval; and shall review and make recommendations to the Board, where appropriate, concerning the size of the Board and the frequency of meetings. The nominating committee shall have and exercise all such power as it shall deem necessary for the performance of its duties.

    Section 6.  MEETINGS:

    Meetings of the executive committee, the finance committee, the nominating committee, the compensation committee, and the audit committee shall be held on call of the Chairman of the Board or any committee member. Meetings may be held informally, by telephone, or by mail, and it is not necessary that members of the committee be physically present together in order for a meeting to be held. The greater of two or one-third of the members of a committee shall constitute a quorum.

                              ARTICLE V. OFFICERS

    Section 1.  OFFICERS:

    The officers of the Corporation shall be a President, such Vice-Presidents as shall from time to time be deemed necessary, a Secretary, a Treasurer, and such other officers as may be deemed appropriate. A Chairman of the Board and a Vice Chairman of the Board may also be elected. All such officers shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. None of the officers of the Corporation need be directors. More than one office may be held by the same person.

    Section 2.  CHAIRMAN OF THE BOARD:

    In the event that there is a Chairman of the Board, he shall preside at all meetings of the Board of Directors and stockholders. He shall have and perform such duties as usually devolve upon his office and such other duties as are prescribed by the Bylaws and by the Board of Directors.

    Section 3.  VICE CHAIRMAN OF THE BOARD:

    The Vice Chairman of the Board shall in the absence or inability to act of the Chairman of the Board preside at all meetings of the Board of Directors and stockholders, and exercise and discharge the responsibilities and duties of the Chairman of the Board. He shall have and perform such other duties as may be prescribed or assigned by the Board of Directors or the Chairman of the Board.

    Section 4.  PRESIDENT:

    The President shall perform such duties as usually devolve upon his office and such other duties as are prescribed by these Bylaws, by the Board of Directors, and by the Chairman. In the absence or inability to act of the Chairman of the Board and the Vice Chairman of the Board or if the offices of Chairman of the Board and Vice Chairman of the Board shall be vacant, the President shall have and exercise all the powers and duties of such office. If the Chairman of the Board, Vice Chairman of the Board or the President is absent from any meeting of the Board of Directors or stockholders where either was to have presided, the other directors shall elect one of their number to preside at the meeting.

    Section 5.  EXECUTIVE VICE PRESIDENT:

    The Executive Vice President shall be the chief operating officer of the Corporation, unless the Board elects a separate Chief Operating Officer, and shall perform such duties as may be assigned to him from time to time by these Bylaws, by the Board of Directors, and by the President.

    Section 6.  VICE PRESIDENTS:

    The Vice Presidents shall perform such duties as may be assigned to them from time to time by these Bylaws, the Board of Directors, the Chairman of the Board, or the President.

    Section 7.  TREASURER:

    The Treasurer shall have custody of all funds of the Corporation. The Treasurer shall have and perform such duties as are incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman, or the President.

    Section 8.  SECRETARY:

    The Secretary shall keep minutes of all meetings of the stockholders and the Board of Directors unless otherwise directed by those bodies. The Secretary shall have custody of the corporate seal, and the Secretary or any Assistant Secretary shall affix the same to all instruments or papers requiring the seal of the Corporation. The Secretary, or in his absence, any Assistant Secretary, shall attend to the giving and serving of all notices of the Corporation. The Secretary shall perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors, and shall do and perform such other duties as may from time to time be assigned by the Board of Directors, the Chairman, or the President.

    Section 9.  OTHER OFFICERS AND AGENTS:

    The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

    Section 10.  CHIEF EXECUTIVE OFFICER:

    The Chairman of the Board shall serve as the chief executive officer of the Corporation. Subject to the control of the Board of Directors, the Chairman of the Board shall be vested with authority to act for the Corporation, and shall have general and active management of the business of the Corporation and such other general powers and duties of supervision and management as usually devolve upon such office and as may be prescribed from time to time by the Board of Directors.

    Section 11.  ELECTION AND TERM:

    The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting held after each annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board of Directors until his death, resignation, retirement, or removal. Any officer may be elected by the Board of Directors at other than annual meetings to serve until the first meeting of the Board of Directors held after the annual meeting of stockholders next following his election.

                           ARTICLE VI. MISCELLANEOUS

    Section 1.  CERTIFICATES OF STOCK:

    A certificate of stock or certificates of stock, signed by the Chairman or Vice Chairman of the Board, the President or Vice-President, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant

Secretary, shall be adopted by the Board of Directors and shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures may be facsimiles.

    Section 2.  LOST CERTIFICATES:

    The Board of Directors may order a new certificate or certificates of stock to be issued in the place of any certificate or certificates of the Corporation alleged to have been lost or destroyed, but in every such case the owner of the lost certificate or certificates shall first cause to be given to the Corporation or its authorized agent a bond in such sum as said Board may direct, as indemnity against any loss that the Corporation may incur by reason of such replacement of the lost certificate or certificates; but the Board of Directors may, at their discretion refuse to replace any lost certificate of stock save upon the order of some court having jurisdiction in such matter and may cause such legend to be inscribed on the new certificate or certificates as in the Board's discretion may be necessary to prevent loss to the Corporation.

    Section 3.  TRANSFER OF SHARES:

    The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books, and ledgers, or to the authorized agent of the Corporation, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the stock and transfer books.

    The Corporation may decline to register on its stock books transfers of stock standing in the name of infants, unless (a) the law of the state of which the infant is a resident relieves the Corporation of all liability therefore in case the infant or anyone acting for him thereafter elects to rescind such transfer, or (b) a court having jurisdiction of the infant and the subject matter enters a valid decree authorizing such transfer.

    Section 4.  FRACTIONAL SHARES:

    No fractional part of a share of stock shall ever be issued by this Corporation.

    Section 5.  STOCKHOLDERS RECORD DATE:

    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    Section 6.  DIVIDENDS:

    Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any fund of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or to serve as a fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation. The Corporation may decline to pay cash dividends to infant stockholders except where full and valid release may be granted by the infant or under a decree of court of competent jurisdiction.

    Section 7.  SEAL:

    The corporate seal shall consist of two concentric circles between which shall be "WADDELL & REED FINANCIAL, INC." with a representation of the Corporate Logogram in the center.

    Section 8.  FISCAL YEAR:

    The fiscal year of the corporation shall be the calendar year or such other period as shall be determined by resolution of the Board of Directors.

    Section 9.  CHECKS:

    All checks, drafts or other orders for the payment off money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

    Section 10. FORM OF RECORDS: Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, diskettes or any other information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the Delaware General Corporation Law.

    Section 11. NOTICE: (a) Except as otherwise specifically provided in these Bylaws (including, without limitation, the provisions of Article VI, Section 11(b) below) or required by law, all notices required to be given pursuant to these Bylaws shall be in writing and may in every instance be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the United States mail, postage prepaid, or by sending such notice by prepaid telegram, telex, overnight express courier, mailgram or facsimile. Any such notice shall be addressed to the person to whom notice is to be given at such person's address as it appears on the records of the Corporation. The notice shall be deemed given (i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, upon deposit in the mail, (iii) in the case of delivery by overnight express courier, when dispatched, and (iv) in the case of delivery via telegram, telex, mailgram or facsimile, when dispatched.

    (b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Article VI, Section 11(b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

    (c) An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

    Section 12. WAIVER OF NOTICE: Whenever notice is required to be given under any provision of these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.

                            ARTICLE VII. AMENDMENTS

    Except as otherwise provided in Article III of these Bylaws, these Bylaws may be altered or repealed and Bylaws may be adopted at any annual meeting of the stockholders, or at any special meeting thereof if notice of the proposed alteration or repeal or Bylaw or Bylaws to be adopted is contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or without any stockholder action by the affirmative vote of a majority of the Board of Directors, at any annual meeting of the Board of Directors, or at a special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or Bylaw or Bylaws to be adopted, is contained in the notice of such special meeting.